Exhibit 10.4

GUARANTY

This GUARANTY (this “Guaranty”), dated as of November 1, 2021, by and between RGC RESOURCES, INC., a Virginia corporation (“Guarantor”), and ATLANTIC UNION BANK (“Lender”).

WHEREAS, RGC Midstream, LLC (the “Borrower”) and Lender are parties to a Loan Agreement dated the date of this Guaranty (the “Loan Agreement”);

WHEREAS, Borrower is the direct or indirect subsidiary of Guarantor, and Guarantor will derive direct and indirect economic benefits from the making of the Loan and other financial accommodations provided to Borrower pursuant to the Loan Documents as defined in the Loan Agreement; and

WHEREAS, in order to induce Lender to enter into the Loan Agreement and other Loan Documents and to induce Lender to make the Loan as provided for in the Loan Agreement, Guarantor has agreed to execute and deliver this Guaranty;

NOW, THEREFORE, in consideration of the premises and intending to be legally bound by this Guaranty, the Guarantor agrees as follows:

1.    DEFINITIONS.

Capitalized terms used in this Guaranty have the meanings assigned to them in the Loan Agreement, unless otherwise defined in this Guaranty. As used in this Guaranty:

“Lender” shall include Atlantic Union Bank and, in its capacity as a party to a Swap Transaction, any affiliate of Atlantic Union Bank;

“Master Agreement” shall mean any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement governing a Swap Transaction, including but not limited to the Master Agreement dated June 6, 2019, between the Lender and the Borrower;

“Swap Transaction” shall mean any of the following entered into between Bank and Borrower: (i) interest rate swap transaction, basis swap, forward rate transaction, commodity swap, forward commodity contract, commodity option, equity or equity index swap, equity or equity index option, bond or bond price or bond index swap or option, forward bond index transaction, interest rate option or swaption, foreign exchange transaction, interest rate cap transaction, interest rate floor transaction, interest rate collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, any similar transaction, or any other arrangement designed to alter the risks arising from fluctuation in currency values or interest rates, or any combination of any of the foregoing (including, without limitation, any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement; and (ii) any transaction of any kind, or any related confirmation, which is subject to, or governed by, any Master Agreement; and

References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

2.    THE GUARANTY.

2.1    Guaranty of Guaranteed Obligations of Borrower. Guarantor unconditionally guarantees to Lender, and its successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the obligations of Borrower under the following (the “Guaranteed Obligations”):

The Loan Agreement;

The Note; and

Any obligation, liability, or indebtedness of Borrower to Lender arising in connection with a Swap Transaction, including, without limitation, any fee, charge, or netting of liabilities in connection with the early termination, adjustment, or settlement of any Swap Transaction (collectively, “Swap Obligations”).

Despite anything in this Guaranty to the contrary, the Guarantor shall be deemed to not be a guarantor of any Swap Obligations to the extent that the Guarantor is not an “eligible contract participant” at the time the Guaranty becomes effective with respect to such Swap Obligations as set forth in the Commodities Exchange Act (7 U.S.C., Sec. 1, et. seq.).

Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. This Guaranty is a guaranty of payment and performance and not of collection, and Guarantor’s obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a)    the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Loan Party and/or Guarantor is or may become a party;

(b)    the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions of this Guaranty or or such other Loan Document;

(c)    the existence, value or condition of, or failure to perfect Lender's Lien against, any collateral for the Guaranteed Obligations now or later existing or any action, or the absence of any action, by Lender in respect thereof (including, without limitation, the release of any such security); or

(d)    the insolvency of any Loan Party; or

(e)    any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged except as set forth in Section 6.7 hereof.

2.2    Demand by Lender. In addition to the terms set forth in Section 2.1 of this Guaranty, and without imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, without demand, pay to Lender the entire outstanding Guaranteed Obligations due and owing. Payment by Guarantor shall be made to Lender in immediately available funds to an account, designated by Lender or at the address set forth herein for the giving of notice to Lender or at any other address that may be specified in writing from time to time by Lender, and shall be credited and applied to the Guaranteed Obligations.

2.3    Enforcement of Guaranty. In no event shall Lender have any obligation (although it is entitled, at its option) to proceed against Borrower or any other Loan Party or any collateral now or later pledged to secure Guaranteed Obligations before seeking satisfaction from the Guarantor.

2.4    Waiver. Guarantor waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by Lender of, this Guaranty. Guarantor waives diligence, presentment and demand (whether for non‑payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Borrower’s financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor waives any right to require the Lender to proceed against the Borrower or any security for the Guaranteed Obligations or to pursue any other remedy, including but not limited to the benefits of Section 49-25 of the Code of Virginia of 1950, as amended. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Lender or any Loan Party of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims or offsets against Lender of any kind which may arise in the future; but Guarantor may pursue any such counterclaim or offset in a separate proceeding.

2.5    Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Loan Party and Lender, the obligations of any Loan Party under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Lender to any Person or Persons, any reference to “Lender” herein shall be deemed to refer equally to such Person or Persons.

2.6    Modification of Guaranteed Obligations, Etc. Lender may at any time or from time to time, with or without the consent of, or notice to, Guarantor (but with such consent of Borrower as may be required under the Loan Documents):

(a)    change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b)    take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c)    amend or modify, in any manner whatsoever, the Loan Documents (other than this Guaranty);

(d)    extend or waive the time for any Loan Party’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e)    hereafter take and hold collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a Lien, to secure any Obligations;

(f)    release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or any Loan Party to Lender;

(g)    modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or any Loan Party are subordinated to the claims of Lender; and/or

(h)    apply any sums by whomever paid or however realized to any amounts owing by Guarantor or any Loan Party to Lender in such manner as Lender shall determine in its discretion; and Lender shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

2.7    Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party or Guarantor for liquidation or reorganization, should any Loan Party or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Loan Party’s or Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8    Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, Guarantor:

(a)    expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety), until the occurrence of the Guaranty Termination Date (as defined below), any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against any Loan Party in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and

(b)    acknowledges and agrees (i) that this waiver is intended to benefit Lender and shall not limit or otherwise effect Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations.

2.9    Election of Remedies. If Lender may, under applicable law, proceed to realize benefits under any of the Loan Documents giving Lender a Lien upon any collateral owned by any Loan Party, either by judicial foreclosure or by non‑judicial sale or enforcement, Lender may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantor hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against any Loan Party shall not impair Guarantor’s obligation to pay the full amount of the Guaranteed Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

3.    DELIVERIES.

In a form satisfactory to Lender, Guarantor shall deliver to Lender, concurrently with the execution of this Guaranty and the Loan Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by Guarantor to Lender under the Loan Agreement.

4.    REPRESENTATIONS AND WARRANTIES.

To induce Lender to make the Loan under the Loan Agreement, Guarantor makes the representations and warranties as to Guarantor contained in the Loan Agreement, each of which is incorporated herein by reference, and the following representations and warranties to Lender, each and all of which shall survive the execution and delivery of this Guaranty:

4.1    Corporate Existence; Compliance with Law. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own, pledge and mortgage its properties; (iv) has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (v) is in compliance with its charter and by‑laws; and (vi) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2    Executive Offices. Guarantor’s jurisdiction of organization, federal employee identification number, executive office and principal place of business are as set forth in Schedule 4.2 hereto.

4.3    Corporate Power; Authorization; Enforceable Guaranteed Obligations. The execution, delivery and performance of this Guaranty and all other Loan Documents and all instruments and documents to be delivered by Guarantor hereunder and under the Loan Agreement are within Guarantor’s corporate power, have been duly authorized by all necessary or proper corporate action, including the consent of stockholders where required, are not in contravention of any provision of Guarantor’s charter or by‑laws, do not violate any law or regulation, or any order or decree of any Governmental Authority, do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, do not result in the creation or imposition of any Lien upon any of the property of Guarantor, and the same do not require the consent or approval of any Governmental Authority or any other Person except as disclosed in writing to the Lender, all of which have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, this Guaranty and each of the Loan Documents to which Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of Guarantor, and each shall then constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance and other similar laws and by general equitable principles.

5.    FURTHER ASSURANCES.

Guarantor shall, upon the written request of Lender, execute and deliver to Lender, from time to time, any additional instruments or documents reasonably considered necessary by Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6.    OTHER TERMS.

6.1    Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and the Guaranteed Obligations.

6.2    Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

6.3    Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

6.4    Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

(a)    If to Lender, at the address of Lender specified in the Loan Agreement;

(b)    If to Guarantor, at the address of Guarantor specified on Schedule 4.2 hereto, to the attention of Guarantor’s Treasurer; or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 6.4), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Lender) designated to receive copies pursuant to the Loan Agreement shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

6.5    Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of Lender, hereunder, inure to the benefit of Lender, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Lender hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

6.6    No Waiver; Cumulative Remedies; Amendments. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Lender and Guarantor.

6.7    Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the date all Guaranteed Obligations have been paid and performed (the “Guaranty Termination Date”), notwithstanding that no Guaranteed Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. After the Guaranty Termination Date, Lender shall deliver to Guarantor (at Guarantor’s expense) such documents as Guarantor may reasonably request to evidence such termination.

6.8    GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN CITY OF ROANOKE, VIRGINIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GUARANTOR AND LENDER PERTAINING TO THIS GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS; HOWEVER, LENDER AND GUARANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THE CITY OF ROANOKE, VIRGINIA, AND NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH GUARANTOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

6.9     WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES HERETO DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG LENDER AND ANY LOAN PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS GUARANTY AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

6.10    Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.

RGC Resources, Inc.

By:	/s/ Paul W. Nester
Name:	Paul W. Nester
Title:	President and CEO

By:	/s/ Lawrence T. Oliver
Name:	Lawrence T. Oliver
Title	Interim Chief Financial Officer

SCHEDULE 4.2

Jurisdiction of organization: Virginia

Federal employee identification number: 54-1909697

Executive office and principal place of business: 519 Kimball Avenue, Roanoke, Virginia 24016